Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 202899) of General Moly, Inc. of our report dated March 11, 2016 relating to the financial statements the effectiveness of internal control over financial reporting, which appears in this Form 8‑K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
December 21, 2016

PricewaterhouseCoopers LLP, One Utah Center, 201 South Main Street, Suite 900, Salt Lake City, UT 84111 T: (801) 531 9666, F: (801) 933 8106, www.pwc.com/us